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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Scientific Games Corporation:

        We consent to the use in the registration statement (No. 333-84742) on Form S-3 of Scientific Games Corporation of our report dated February 13, 2002, except for the first paragraph of note 25 which is as of June 5, 2002 and the second paragraph of note 25 which is as of May 8, 2002, with respect to the consolidated balance sheets of Scientific Games Corporation as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, cash flows, and related financial statement schedule for each of the years ended October 31, 1999 and 2000, the two months ended December 31, 2000 and the year ended December 31, 2001, included herein, and to the references of our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                      /s/ KPMG LLP

Short Hills, New Jersey
June 7, 2002

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CONSENT OF INDEPENDENT AUDITORS